UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 9, 2010
WHITING USA TRUST I
(Exact name of Registrant as specified in its charter)

Delaware	001-34026	26-6053936
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
The Bank of New York Mellon Trust Company, N.A., Trustee
Global Corporate Trust
919 Congress Avenue
Austin, Texas 78701
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (800) 852-1422
NOT APPLICABLE
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.
     On February 9, 2010 Whiting USA Trust I (the “Trust”) issued a press release regarding the Trust’s distribution of net profits for the fourth quarterly payment period of 2009. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 hereto.
ITEM 8.01. Other Information.
     On February 9, 2010 the Trust also announced certain information relating to the December 31, 2009 reserve report of the underlying properties in which the Trust has an interest. The Trust holds a net profits interest, which terminates when 9.11 million barrels of oil equivalent (“MMBOE”) have been produced and sold from the underlying properties (which amount is the equivalent of 8.20 MMBOE in respect of the Trust’s right to receive 90% of the net proceeds from such reserves pursuant to the net profits interest). Based on the reserve report from the Trust’s independent petroleum engineer for the underlying properties as of December 31, 2009, the remaining balance of 6.3 MMBOE (5.7 MMBOE at the 90% NPI) is expected to be produced by August 31, 2018, which compares to the December 31, 2021 projected date in the December 31, 2008 reserve report. This acceleration in the projected termination date is primarily attributable to changes in pricing assumptions used in the independent engineers’ reserve report as of December 31, 2009 as compared to the reserve report prepared as of December 31, 2008. The average wellhead oil price increased 42% between years, which was partially offset by a 36% decline in the average wellhead natural gas price between years. The application of net higher prices in reserve estimates extends the estimated economic producing lives and increases the estimated overall recoverable reserve quantities of wells producing at lower rates. The projected time to produce the remaining reserves attributable to the Trust is therefore reduced. Numerous uncertainties are inherent in estimating reserve volumes and values, and the estimates are subject to change as additional information becomes available. The reserves actually recovered and the timing of production of the reserves may vary significantly from the estimates.
Copies of the press release and letter from Cawley, Gillespie and Associates, Inc. are attached as Exhibits 99.1 and 99.2 hereto.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press Release dated February 9, 2010.

99.2	Letter of Cawley, Gillespie and Associates, Inc. dated January 26, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Whiting USA Trust I
By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Mike Ulrich
	Name:	Mike Ulrich
	Title:	Vice President

Date: February 9, 2010